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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of WillScot Corporation for the registration of $1,000,000,000 of Class A Common Stock, Preferred Stock, Warrants, and Debt Securities and to the incorporation by reference therein of our report dated March 16, 2018, with respect to the consolidated financial statements of WillScot Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Baltimore, Maryland
March 16, 2018

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm